                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                         Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 21, 1997


                         MARRIOTT INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           ------------------------
                           (State of incorporation)

              1-12188                                   52-0936594
        ---------------------                ---------------------------------
        (Commission File No.)                (IRS Employer Identification No.)


    10400 Fernwood Road, Bethesda, Maryland                  20817
    ----------------------------------------               ----------
    (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:     (301) 380-3000

         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 21, 1997, the Registrant completed the sale to Host Marriott Corporation ("Host Marriott") of all of the issued and outstanding stock of Forum Group, Inc. ("Forum Group"). The aggregate sales value to the registrant, comprised of cash, notes from Host Marriott, and the registrant's share of outstanding debt of Forum Group, is approximately $540 million, including approximately $87 million to be received as expansions at certain communities are completed. Marriott Senior Living Services, Inc., a subsidiary of the registrant, will continue to operate the 29 senior living communities owned by Forum Group under long-term agreements.

     The registrant and its subsidiaries manage or franchise, under the "Marriott" brands, substantially all of the hotel properties owned or controlled by Host Marriott and its subsidiaries. The registrant has provided, and expects to provide in the future, financing to Host Marriott for a portion of the cost of acquiring properties to be operated or franchised by the registrant. The registrant has guaranteed Host Marriott's and its affiliates' performance of certain guarantees and debt obligations totaling approximately $115 million at March 28, 1997, and the registrant has the right to purchase up to 20% of the voting stock of Host Marriott if certain events involving a change in control of Host Marriott occur. The registrant also provides Host Marriott with various administrative and consulting services and a sublease of office space at the Marriott headquarters building.

     J.W. Marriott, Jr., the Chairman of the Board and Chief Executive Officer of the registrant, is a director of Host Marriott. Richard E. Marriott, the Chairman of the Board of Host Marriott, is a director of the registrant. J.W. Marriott, Jr. beneficially owns approximately 10.6% and 6.60% of the outstanding common stock of the registrant and Host Marriott, respectively, and Richard E. Marriott beneficially owns approximately 10.4% and 6.67% of the outstanding common stock of the registrant and Host Marriott, respectively (some of such shares are beneficially owned by both J.W. Marriott, Jr. and Richard E. Marriott). J.W. Marriott, Jr. and Richard E. Marriott are brothers.

     The attached news release, which is incorporated herein by reference, provides additional information regarding the transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  Pro Forma Financial Information

     Pro forma financial information regarding the transaction reported in Item 2 above is not included in this report. In accordance with Regulation S-K promulgated by the Securities and Exchange Commission, the required pro forma financial information will be filed by amendment to this report not later than 60 days after the date on which this report is required to be filed.

(c)      Exhibits

Exhibit 99(1)         News Release dated June 24, 1997.

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.



By:  /s/ STEPHEN E. RIFFEE
     -------------------------------
         Stephen E. Riffee
         Vice President, Finance and
         Chief Accounting Officer

Date: July 7, 1997